UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2013

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders on June 13, 2013, the shareholders voted to (1) elect 8 members to the Company’s thirteen-member Board of Directors; (2) approve the amendment of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000; and (3) approve the Three-Year Common Stock Purchase Plan.  The following tables set forth the final number of votes for, withheld and abstaining on each matter.  Broker non-votes are not shown because there is no public trading market for the Company’s Common Stock and no brokers hold shares for any underlying beneficial owners of such shares.

Director Nominees	For	Withheld	Abstain

R. A. Cole	12,868,075	-0-	-0-
M. W. Geekie	12,868,075	-0-	-0-
L. R. Giglio	12,868,075	-0-	-0-
R. R. Harwood	12,868,075	-0-	-0-
R. C. Lyons	12,868,075	-0-	-0-
D. G. Maxwell	12,868,075	-0-	-0-
K. M. Mazzarella	12,868,075	-0-	-0-
B. L. Propst	12,868,075	-0-	-0-

Proposal	For	Withheld	Abstain

Approval of the Amendment to the Restated Certificate of Incorporation to increase the number of authorized shares from 20,000,000 to 50,000,000	12,868,075	-0-	-0-

Approval of the Three-Year Common Stock Plan	12,868,075	-0-	-0-

Item 9.01        Financial Statements and Exhibits.

(d)               Exhibits.

3.1       Restated Certificate of Incorporation as amended to date.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: June 14, 2013	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation as amended to date